NEWS RELEASE

For immediate release

Contact: Robert Giammarco, Chief Financial Officer
                 (212) 978-2803

Odyssey Re Holdings Corp. Reports 2005 First Quarter Results

Stamford, CT – April 28, 2005 – Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income of $36.2 million, or $0.53 per common share, for the quarter ended March 31, 2005, compared to $59.0 million, or $0.85 per common share, for the quarter ended March 31, 2004. Operating income after taxes (1), which excludes net realized capital gains, net of associated minority interest, was $19.6 million, or $0.29 per common share for the first quarter of 2005, compared to $36.3 million, or $0.53 per common share for the first quarter of 2004. Included in first quarter 2005 and 2004 net income were after-tax net realized capital gains, net of associated minority interest, of $16.6 million and $22.7 million, or $0.24 and $0.32 per common share, respectively.

Gross premiums written for the three months ended March 31, 2005 were $681.6 million, an increase of 8.3% compared to $629.5 million for the three months ended March 31, 2004. The change was attributable to a 21.7% increase in international business and specialty insurance business written in the U.S., which offset a 9.0% decrease in U.S. reinsurance business. Net premiums written for the first quarter 2005 were $615.6 million, an increase of 11.3% over the prior year’s first quarter net premiums written of $553.2 million.

The combined ratio for the first quarter 2005 was 99.4%, versus 95.0% for the comparable 2004 period. Results for the three months ended March 31, 2005 include previously disclosed after-tax net losses of $26.2 million, or $0.37 per common share, attributable to European Windstorm Erwin and an increase in previously estimated losses from the Florida Hurricanes, Typhoon Songda, and the Indonesia earthquake/tsunami that occurred in December 2004.

Commenting on the first quarter, Andrew A. Barnard, President and Chief Executive Officer, stated, “We continue to benefit from our global platform, as our international and specialty U.S. insurance operations expanded while our U.S. reinsurance business declined. As market conditions become more challenging, underwriting discipline, combined with strong investment performance, remains our focus.”

Total investment results, which include net investment income and net realized capital gains, net of associated minority interest of $19.5 million, amounted to $65.3 million before taxes in the first quarter 2005, compared to $70.3 million in the first quarter 2004. Net investment income, excluding net realized capital gains, amounted to $39.6 million for the first quarter 2005, compared to $35.5 million for the first quarter of 2004. Net pre-tax realized capital gains, net of associated minority interest, were $25.5 million for the first quarter of 2005, compared to $34.8 million for the first quarter of 2004. For the three months ended March 31, 2005, net cash flow from operations was $116.1 million, a decrease of 13.6% from $134.4 million for the three months ended March 31, 2004.

At March 31, 2005, total investments and cash were $5.4 billion, an increase of $136.3 million over December 31, 2004. Stockholders’ equity amounted to $1.6 billion at March 31, 2005, an increase of $14.5 million, compared to December 31, 2004. Book value per common share at March 31, 2005 was $24.67.

In the first quarter of 2005, OdysseyRe paid a cash dividend of $0.03125 per share on March 31, 2005 to stockholders of record as of March 17, 2005. Also during the first quarter of 2005, OdysseyRe repurchased 22,400 shares of its common stock pursuant to a previously announced buyback program, at a total cost of $0.6 million.

All references to earnings per share amounts are on a diluted basis, which includes the dilutive effect of the assumed conversion of the Company’s contingently convertible debt securities in accordance with the Emerging Issues Task Force Issue 4-08 (“EITF Issue 4-08”). The diluted earnings per share for prior periods have been restated to conform to the provisions of EITF Issue 4-08.

Odyssey Re Holdings Corp., 300 First Stamford Place, Stamford, CT  06902 — Phone: (203) 977-4700 — Fax: (202) 965-7990

(1)	“Operating income” after taxes is a non-GAAP financial measure often used to evaluate performance. Operating income after taxes is equal to net income, excluding net realized capital gains or losses, net of associated minority interest. Although realized capital gains or losses are an integral part of the Company’s operations, the level recognized during any particular period can vary significantly. Management believes that providing operating income after-taxes to investors is a useful supplement to GAAP information. A reconciliation of net income to operating income after taxes and related amounts per common share are as follows (in millions, except per share amounts):

	Three Months Ended March 31,
	(unaudited)
	2005		2004
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income	$36.2	$0.53	$59.0	$0.85
Net realized capital gains, after taxes	(29.4)	(0.42)	(22.7)	(0.32)
Minority interest related to net realized capital gains,
after taxes	12.8	0.18	—	—

Operating income, after taxes	$19.6	$0.29	$36.3	$0.53

# # #

Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty, program and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries Odyssey America Reinsurance Corporation, Hudson Insurance Company, Clearwater Insurance Company, Hudson Specialty Insurance Company and Newline Underwriting Management Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol, ORH. OdysseyRe is rated “A” (Excellent) by A.M. Best Company and “A-” (Strong) by Standard & Poor’s.

# # #

Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission.

# # #

Visit OdysseyRe’s web site – www.odysseyre.com – for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”

# # #

Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	March 31,	December 31,
	2005	2004
ASSETS
Investments and cash:
Fixed income securities, at fair value (amortized cost $2,611,460 and $2,478,614, respectively)	$2,595,261	$2,505,630
Equity securities:
Common stocks, at fair value (cost $839,350 and $736,212, respectively)	1,001,989	869,871
Common stocks, at equity	165,400	165,507
Short-term investments, at cost which approximates fair value	212,484	213,403
Other invested assets	184,095	149,075
Cash and cash equivalents	1,034,663	1,156,447
Cash collateral for borrowed securities	178,861	176,518

Total investments and cash	5,372,753	5,236,451
Investment income due and accrued	27,549	39,609
Reinsurance balances receivable	610,864	550,198
Reinsurance recoverables on loss payments	130,411	89,912
Reinsurance recoverables on unpaid losses	1,061,159	1,092,082
Prepaid reinsurance premiums	93,986	93,774
Funds held by ceding insurers	180,854	192,346
Deferred acquisition costs	179,401	171,083
Federal and foreign income taxes	115,621	102,298
Other assets	111,610	138,022

Total assets	$7,884,208	$7,705,775

LIABILITIES
Unpaid losses and loss adjustment expenses	$4,333,325	$4,228,021
Unearned premiums	879,480	832,305
Reinsurance balances payable	134,660	122,182
Funds held under reinsurance contracts	176,841	179,867
Debt obligations	375,852	376,040
Obligation to return borrowed securities	43,357	56,191
Other liabilities	135,255	140,874

Total liabilities	6,078,770	5,935,480

Minority shareholders’ interests	205,448	184,795

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 200,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 65,142,857 shares issued	651	651
Additional paid-in capital	794,063	794,055
Treasury stock, at cost (295,592 and 387,879 shares, respectively)	(7,146)	(9,426)
Unearned compensation	(7,096)	(4,977)
Accumulated other comprehensive income, net of deferred income taxes	117,039	136,849
Retained earnings	702,479	668,348

Total stockholders’ equity	1,599,990	1,585,500

Total liabilities and stockholders’ equity	$7,884,208	$7,705,775

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
THREE MONTHS ENDED MARCH 31, 2005 AND 2004 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2005	2004

REVENUES
Gross premiums written	$681,567	$629,483
Ceded premiums written	65,992	76,244

Net premiums written	615,575	553,239
Increase in unearned premiums	(47,307)	(6,978)

Net premiums earned	568,268	546,261
Net investment income	39,628	35,496
Net realized investment gains	45,174	34,839

Total revenues	653,070	616,596

EXPENSES
Losses and loss adjustment expenses	414,079	363,557
Acquisition costs	118,520	125,481
Other underwriting expenses	32,406	29,909
Other expense, net	8,227	2,360
Interest expense	6,406	6,394

Total expenses	579,638	527,701

Income before income taxes and minority interest	73,432	88,895

Federal and foreign income tax provision (benefit):
Current	35,624	25,122
Deferred	(11,047)	4,796

Total federal and foreign income tax provision	24,577	29,918

Minority interest	(12,698)	(22)

NET INCOME	$36,157	$58,955

BASIC
Weighted average common shares outstanding	64,236,299	64,418,098

Basic earnings per common share	$0.56	$0.92

DILUTED
Weighted average common shares outstanding	69,913,234	70,453,070

Diluted earnings per common share	$0.53	$0.85

DIVIDENDS
Dividends declared per common share	$0.031	$0.031

COMPREHENSIVE INCOME (LOSS)
Net income	$36,157	$58,955
Other comprehensive loss, net of tax	(19,810)	(5,231)

Comprehensive income	$16,347	$53,724

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS
THREE MONTHS ENDED
MARCH 31, 2005 AND 2004
(UNAUDITED)
(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,	%
	2005	2004	Change
GROSS PREMIUMS WRITTEN
Americas	$306,757	$329,000	(6.8)%
EuroAsia	139,229	125,813	10.7
London Market	97,343	84,705	14.9
U.S. Insurance	138,238	89,965	53.7
Total	$681,567	$629,483	8.3%
NET PREMIUMS WRITTEN
Americas	$300,295	$314,197	(4.4)%
EuroAsia	127,920	121,749	5.1
London Market	89,210	69,517	28.3
U.S. Insurance	98,150	47,776	105.4
Total	$615,575	$553,239	11.3%
NET PREMIUMS EARNED
Americas	$276,967	$297,224	(6.8)%
EuroAsia	132,182	115,625	14.3
London Market	90,675	96,663	(6.2)
U.S. Insurance	68,444	36,749	86.2
Total	$568,268	$546,261	4.0%

	Three Months	Three Months
	Ended	Ended	Percentage
	March 31,	March 31,	Point
	2005	2004	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	75.1%	64.8%	10.3
EuroAsia	77.0	65.8	11.2
London Market	68.2	69.9	(1.7)
U.S. Insurance	62.0	74.0	(12.0)

Total	72.9%	66.5%	6.4

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	29.0%	32.9%	(3.9)
EuroAsia	26.2	24.8	1.4
London Market	23.8	25.6	(1.8)
U.S. Insurance	21.0	11.7	9.3

Total	26.5%	28.5%	(2.0)

COMBINED RATIO
Americas	104.1%	97.7%	6.4
EuroAsia	103.2	90.6	12.6
London Market	92.0	95.5	(3.5)
U.S. Insurance	83.0	85.7	(2.7)

Total	99.4%	95.0%	4.4